UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

CULLINAN ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39856	81-387991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cullinan Oncology, Inc.

One Main Street, Suite 520

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 410-4650

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On February 23, 2021, Cullinan Management, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware to change its corporate name to “Cullinan Oncology, Inc.” The Certificate of Amendment and the corporate name change will be effective as of 5:00 p.m. Eastern Time on February 25, 2021.

In connection with the corporate name change, the Company approved its Second Amended and Restated Bylaws (the “Amended and Restated Bylaws”), effective February 25, 2021, to reflect its new corporate name. The Amended and Restated Bylaws contain no other changes.

Copies of the Certificate of Amendment and the Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively.

The Company’s common stock will trade on the Nasdaq Global Select Market under the new name as of the start of trading on February 26, 2021 and continue under the ticker symbol “CGEM”. There will be no change to the Company’s CUSIP.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, effective as of February 25, 2021.

3.2	Second Amended and Restated Bylaws of Cullinan Oncology, Inc., effective as of February 25, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cullinan Oncology, Inc.

Date: February 26, 2021	By:	/s/ Owen Hughes
Owen Hughes
President and Chief Executive Officer